UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2009

McIntosh Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

000-49766	58-1922861
(Commission File Number)	(IRS Employer Identification No.)

210 South Oak Street, Jackson, Georgia	30233
(Address of principal executive offices)	(Zip Code)

(770) 775-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 15, 2009, McIntosh State Bank (the “Bank”), the subsidiary bank of McIntosh Bancshares, Inc. (the “Company”), signed an Order to Cease and Desist (the “Order”) issued by the Department of Banking and Finance (the “Department”), in consultation with the Federal Deposit Insurance Corporation (the “FDIC”). The Order was countersigned by the Department and the FDIC on October 23, 2009.

The Order is based on the findings of the Department during an on-site examination conducted as of February 2, 2009. Since the completion of the examination, the Board of Directors has aggressively taken steps to address the findings of the exam. The Bank and its Board of Directors have taken an active role in working with the Department to improve the condition of the Bank and have already addressed many of the items included in the Order.

Under the terms of the Order, the Bank will prepare and submit written plans and/or reports to the regulators that address the following items: reducing adversely classified items; prohibiting additional extensions of credit to certain borrowers; enhancing the internal loan review program; reviewing and revising as necessary the Bank’s allowance for loan and lease losses policy; maintaining sufficient capital at the Bank; reducing concentrations of credit; improving the Bank’s liquidity position and funds management practices; and revising and implementing a profitability plan and comprehensive budget to improve and sustain the Bank’s earnings. While the Order remains in place, the Bank may not pay cash dividends, bonuses or directors’ fees without the prior written consent of the regulators and may not accept, renew, or rollover brokered deposits without a waiver from the FDIC.

The Company and the Bank believe that the proactive steps the management and Board have already undertaken, together with those they plan to take in the future, will help the Bank address the Order and the concerns that gave rise to the Order. Banking products and services and hours of business are the same, and the Bank’s deposits are insured by the FDIC to the maximum limits allowed by law.

A copy of the Order is included as Exhibit 10.1 and is incorporated herein by reference. The description of the Order set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Order.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Order to Cease and Desist, issued by the Georgia Department of Banking and Finance, in consultation with the Federal Deposit Insurance Corporation

99.1	Press release dated October 26, 2009 (furnished, but not “filed” for purposes of liability under Section 18 of the Securities Exchange Act of 1934, as amended)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MCINTOSH BANCSHARES, INC.

DATE: October 28, 2009	By:	/S/ WILLIAM K. MALONE
William K. Malone
Chief Executive Officer